Exhibit 10.2

April 1, 2003

Curis, Inc.

61 Moulton Street

Cambridge, MA 02138

Attn:	Daniel R. Passeri, President and

Chief Executive Officer

Re:	First Amendment of Loan Agreement

Dear Mr. Passeri:

Reference is made to that certain Loan Agreement dated June 14, 2002 (together with all exhibits thereto, the “Agreement”) between Curis, Inc. (the “Borrower”) and Boston Private Bank & Trust Company (the “Bank”). The Agreement is being amended to reflect a new financing arrangement between the Bank and the Borrower, namely, the conversion of the Term Loan (as defined in the Agreement) into a Line of Credit and accordingly, the Term Note (as defined in the Agreement) into a Secured Revolving Time Note. Notwithstanding the provisions of the Agreement, the Agreement is hereby amended, as of the date hereof, as follows:

1.    Section 1 of the Agreement is hereby deleted in its entirety and the following new Section 1 substituted therefor:

“SECTION 1

AMOUNT AND TERMS OF CREDIT AND INTEREST

THE REVOLVING LOAN

1.1    Subject to the terms and conditions of this Agreement, the Bank hereby establishes a revolving line of credit of up to $7,000,000.00 (each a “Loan”) to be advanced as hereinafter provided. The Bank shall, absent the occurrence of an Event of Default hereunder, from time to time, make advances comprising the Revolving Loan, all of which shall be considered a “Loan” hereunder upon the Borrower’s request; provided, however, that no advance will be made if, after giving effect to the Borrower’s request for such advance, the outstanding principal balance of the Revolving Loan would exceed $7,000,000.00 (the “Credit Limit”).

1.2    Interest on advances under the Revolving Loan shall be payable monthly in arrears commencing on May 1, 2003 at the rate of the Bank’s Base Rate in effect from time to time minus one half of one (0.5%) percent per annum. The Bank’s “Base Rate” shall mean the annual rate of interest established by the Bank from time to time at its principal office, as its

Base Rate, it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by Bank. The rate of interest payable by the Borrower shall be changed effective as of that day on which a change in the Bank’s Base Rate becomes effective. Interest shall be computed on the basis of a 360-day year, for the actual number of days elapsed. Default interest shall be charged in accordance with the terms of the Revolving Note (as defined herein).

1.3    The principal balance of the Revolving Loan shall be payable on the Termination Date (as defined below). On any date on which a payment of interest or principal is due hereunder, the Bank may charge the Borrower’s demand deposit account(s) with the amount thereof. The failure of the Bank so to charge such account shall not relieve the Borrower of its obligations to make payments hereunder.

1.4    As evidence of the Borrower’s obligations under the Revolving Loan, the Borrower shall execute and deliver to the Bank a Secured Revolving Time Note (the “Revolving Note”) dated April 1, 2003.

1.5    The Bank need not enter payments of interest and principal upon the Revolving Note but may maintain a record thereof on a separate ledger maintained by the Bank.

1.6    No advance under the Revolving Loan will be made after March 31, 2005 (the “Expiration Date”), whichever is sooner, and the entire unpaid principal balance of the Revolving Loan, together with all unpaid interest accrued thereon and all accrued and unpaid fees, if any, shall be due and payable without notice or demand on April 1, 2005 (the “Termination Date”).

1.7    Prior to the close of the Bank’s business on the Expiration Date, the Borrower may repay, in whole or in part, the principal amount of the Revolving Loan and may, absent the occurrence of an Event of Default hereunder, reborrow any such amounts repaid, all in accordance with this Section 1. If, at any time, the unpaid principal balance of the Revolving Loan exceeds the Credit Limit, the Borrower shall immediately pay to the Bank the amount of such excess without notice or demand.

1.8    The Bank may, at any time and from time to time, upon the request of the Borrower, but in the Bank’s sole and absolute discretion, extend either or both of the Expiration Date and the Termination Date.

1.9    The Bank need not enter payments of interest and principal upon the Revolving Note, but may maintain a record thereof on a separate ledger maintained by the Bank.

1.10    The Revolving Note is incorporated herein to the same extent as if it was set forth in full in this Agreement.

1.11    All of the Borrower’s obligations to the Bank, of every kind and description, including those arising under this Agreement, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced, including those arising under any other agreements, instruments or documents executed in conjunction herewith, or whether evidenced by an agreement or instrument, including obligations to perform acts and refrain from taking action, as well as obligations to repay the Loans, shall constitute the Borrower’s “Liabilities” to the Bank, as the same may be modified, amended, replaced or extended from time to time.

1.12.    Prior to the Expiration Date, the Borrower shall pay to the Bank quarterly in arrears, commencing on June 1, 2003 and continuing on the first day of each September, December, March and June thereafter, an unused line fee in an amount equal to one-quarter of one (3%) percent per annum (calculated on the basis of the actual number of days elapsed and a 360-day year) of the average daily unused principal amount of the Revolving Loan for the preceding calendar quarter.”

2.    Section 5.1 of the Agreement is hereby deleted in its entirety and the following new Section 5.1 substituted therefor:

“5.1 The Bank shall have and hold as security for the repayment of the Loan and all other Liabilities of the Borrower to the Bank a security interest in a money market account pledged to the Bank pursuant to a Security Agreement (Pledged Collateral) of even date (the “Collateral”).”

Except as specifically amended hereby, the Agreement remains in full force and effect and the Borrower hereby reaffirms all warranties and representations contained therein, as of the date hereof.

Please acknowledge your assent and agreement to the matters contained hereby signing this letter in the space provided and returning it to the undersigned, whereupon it shall take effect as an instrument under seal.

Very truly yours,

BOSTON PRIVATE BANK & TRUST COMPANY

By:	/s/ ANDREW K. MICHAUD
Andrew K. Michaud, Vice President

ACCEPTED AND AGREED TO:

CURIS, INC.

By:	/s/ DANIEL R. PASSERI
Daniel R. Passeri, President and Chief Executive Officer

SECURED REVOLVING TIME NOTE

$7,000,000.00	April 1, 2003
Boston, Massachusetts

On March 31, 2005, for value received, Curis, Inc., a Delaware corporation, promises to pay to Boston Private Bank & Trust Company (the “Bank”), at the office of the Bank located at Ten Post Office Square, Boston, Massachusetts, or at such other place as the Bank shall designate, the principal sum of Seven Million ($7,000,000.00) Dollars (or if less, the aggregate unpaid principal amount of all loans outstanding pursuant to a loan agreement dated June 14, 2002, as amended, between the Bank and the undersigned (the “Loan Agreement”), together with interest on the unpaid balance, payable monthly in arrears on the first day of each calendar month, commencing on the first day of the first month next succeeding the date of the first advance hereunder at an interest rate per annum equal to the Bank’s Base Rate in effect from time to time minus one-half of one (0.5%) percent per annum. Each change in such interest rate shall take effect simultaneously with the corresponding change in such Base Rate. “Base Rate” shall mean the rate of interest announced by Bank in Boston from time to time as its Base Rate, it being understood that such rate is a reference rate, and not necessarily the lowest rate of interest charged by Bank. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. If this Note is not paid in full at maturity or upon the exercise by the Bank of its rights in the event of the undersigned’s default, interest on unpaid balances shall thereafter be payable at a fluctuating interest rate per annum equal to four percent (4%) above the applicable rate in effect from time to time.

The undersigned hereby authorizes the Bank to charge the amount of all monthly interest and the principal payment, when due and payable hereunder, against the undersigned’s loan account created pursuant to the Loan Agreement.

The Bank may collect a late charge not to exceed five percent (5%) of any installment of interest or principal, or of any other amount due to the Bank which is not paid or reimbursed by the undersigned within ten (10) days of the due date thereof to defray the extra cost and expense involved in handling such delinquent payment and the increased risk of non-collection.

This Note is issued pursuant to the Loan Agreement, to which reference may be had for a complete description of the rights, obligations, liabilities and restrictions of the undersigned and the Bank.

At the option of the Bank, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of (i) the failure to pay in full and when due any installment of principal or interest hereunder; (ii) one or more Events of Default as defined in the Loan Agreement upon the expiration of any applicable grace period; or (iii) the termination of the Loan Agreement.

The undersigned agrees to pay all reasonable costs of collection, including reasonable fees of attorneys.

No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The undersigned and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the Bank collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

All rights and obligations hereunder shall be governed by the law of the Commonwealth of Massachusetts and this Note shall be deemed to be under seal.

WITNESS:		CURIS, INC.

By:	/s/ MICHAEL P. GRAY	By:	/s/ DANIEL R. PASSERI
Daniel R. Passeri, President and Chief Executive Officer

THIS NOTE IS SECURED PURSUANT TO A SECURITY AGREEMENTS

(PLEDGED COLLATERAL) OF EVEN DATE.

SECURITY AGREEMENT (Pledged Collateral)

In consideration of loans heretofore, now, or hereafter made to Curis Inc. (hereinafter called the “Pledgor”) by Boston Private Bank & Trust Company (hereinafter called the “Bank”), and to secure payment of any liability or obligation of the Pledgor to the Bank, direct or indirect, primary or secondary, now existing or hereafter arising including, without limitation, obligations arising pursuant to a certain Loan Agreement dated June 14, 2002, as amended from time to time (the “Loan Agreement”) and Pledgor’s Secured Revolving Time Note in the principal amount of Seven Million ($7,000,000.00) Dollars, dated April 1, 2003 in which Bank is the holder (said liabilities and obligations hereby secured being hereinafter called “Obligations”), the Pledgor assigns, transfers and delivers to the Bank the collateral (to the extent of the principal balance of the Obligations) described on Exhibit A attached hereto and made a part hereof, together with any additions to or substitutions for said property and any and all proceeds of the same, all of which shall hereinafter be referred to as “Collateral”. The Bank, upon the occurrence of an Event of Default hereunder, may transfer Collateral into its name or that of its nominee and may receive the income and any distribution thereon and hold the same as Collateral for the Obligations, or apply the same to any defaulted Obligation.

Pledgor may not, without the Bank’s prior written consent, withdraw any sums or other assets from the Collateral if the face amount or fair market value, as determined by Bank, of the remaining Collateral in the account referenced in Exhibit A attached hereto, in the aggregate would be less than the then outstanding principal balance of the Obligations. In addition, if at any time the face amount or fair market value at the time of such determination, as reported in any widely distributed standard price quotation or, in the absence of such a quotation, as reasonably determined by Bank of the certificates of deposit or other investment vehicles in the account referenced in Exhibit A attached hereto, as determined by Bank, is less than the then outstanding principal balance of the Obligations, Pledgor may be required by Bank, in Bank’s discretion, to provide additional collateral to the Bank.

The occurrence of an Event of Default under the Loan Agreement and the expiration of any applicable notice or cure periods shall constitute an “Event of Default” hereunder.

Upon an Event of Default hereunder, and at any time or times thereafter, without any demand, except as may be required by applicable law, the Bank may sell or otherwise dispose of any or all of the Collateral and may exercise any and all rights and remedies accorded to it by Article 9 of the Massachusetts Uniform Commercial Code, as amended from time to time, or otherwise accorded by law, all as the Bank or any authorized person acting for it may determine.

The Bank, at its option, after the occurrence of an Event of Default hereunder may, but shall have no obligation to do so, demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to the Collateral. The Bank shall have no duty as to collection or protection of any Collateral or any income or distribution thereon nor as to the preservation of any rights, including, without limitation, rights against prior parties, beyond safekeeping of the Collateral in accordance with the Bank’s normal policies and procedures exercised in its good faith judgment.

The Bank in its discretion, following an Event of Default hereunder, may apply any and all proceeds of the Collateral, however arising, and other amounts collected or received in the exercise of its rights hereunder to the Obligations, whether or not then due, and may exercise said rights, without regard to the existence of any other security for any Obligation.

The Pledgor hereby waives notice of any and all advances, extensions or renewals, and of any default hereunder or as to any Obligation, as well as presentment, demand, notice, and protest as to any and all Obligations and also all Obligations of the Pledgor hereunder.

No delay or omission by the Bank in exercising or enforcing any of its rights, powers, privileges, remedies, immunities or discretions (all of which are hereinafter collectively referred to as the “Bank’s rights and remedies”) hereunder shall constitute a waiver thereof; and no waiver by the Bank of any default of the Pledgor hereunder shall operate as a waiver of any other default hereunder. No term or provision hereof shall be waived, altered or modified except with the prior written consent of the Bank, which consent makes explicit reference to this Agreement. Except as provided in the preceding sentence, no other agreement or transaction, of whatsoever nature, entered into between the Bank and the Pledgor at any time (whether before, during or after the effective date or term of this Agreement), shall be construed in any particular as a waiver, modification or limitation of any of the Bank’s rights and remedies under this Agreement (nor shall anything in this Agreement be construed as a waiver, modification or limitation of any of the Bank’s rights and remedies under any such other agreement or transaction), but all of the Bank’s rights and remedies not only under the provisions of this Agreement but also of any such other agreement or transaction shall be cumulative and not alternative or exclusive.

If any provision of this Agreement or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Agreement (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and shall remain in full force and effect until payment of all Obligations of the Pledgor to the Bank or until terminated by written notice from either party to the other party of the termination hereof; provided that any such termination shall not release or affect any Collateral in which the Bank already has a security interest or any Obligations incurred or rights accrued hereunder prior to the effective date of such notice of such termination. Notwithstanding any such termination, the Bank shall have a security interest in all Collateral to secure the payment and performance of Obligations arising after such termination as a result of commitments or undertakings made or entered into by the Bank prior to such termination.

This Agreement is intended to take effect as a sealed instrument and has been executed or completed and is to be performed in the Commonwealth of Massachusetts, and it and all transactions hereunder or pursuant hereto shall be governed as to interpretation, validity, effect, rights, duties and remedies of the parties hereunder and in all other respects by the domestic laws of the Commonwealth of Massachusetts.

Witness our hands this 1st day of April, 2003.

WITNESS:		CURIS, INC.

By:	/s/ MICHAEL P. GRAY	By:	/s/ DANIEL R. PASSERI
Daniel R. Passeri, President and Chief Executive Officer

Address:	61 Moulton Street Cambridge, MA 02138-1118

EXHIBIT A

COLLATERAL

Curis, Inc. (Money Market) Account Number 3143778 at the Bank together with all additions thereto and substitutions thereof and all proceeds of the same.

BORROWER’S GENERAL CERTIFICATE

To:	Boston Private Bank & Trust Company (“Bank”)

From:	Curis, Inc. (“Borrower”)

Closing Date:	April 2, 2003

The undersigned certifies that he is the Secretary of Borrower and that, as Secretary, the undersigned is authorized to execute and deliver this Certificate in the name and on behalf of Borrower. The undersigned further certifies that:

1.    This Certificate is being delivered in Boston, Massachusetts, on the Closing Date in connection with the execution and delivery of a First Amendment of Loan Agreement between Borrower and Bank dated as of the Closing Date (the “Amendment Agreement”), and related documents.

2.    Attached hereto as Exhibit A is a true, correct and complete copy of resolutions by unanimous written consent of the Board of Directors of Borrower dated March 31, 2003 and such resolutions are in full force and effect on and as of the Closing Date without revocation, modification or amendment in any respect. No other or further corporate action by or on behalf of Borrower or its shareholders is necessary or appropriate to authorize the execution, delivery and performance of the Amendment Agreement or any or all of the other agreements and documents required to be executed and delivered by Borrower in order to give effect to and consummate the transactions contemplated by the Amendment Agreement. The foregoing will not be in contravention of any provision of Borrower’s Articles of Organization, By-Laws or any document or agreement to which Borrower is a party or which is binding on Borrower.

3.    Borrower’s Articles of Organization are in full force and effect on and as of the Closing Date without modification or amendment in any respect since June 14, 2002.

4.    Borrower’s By-Laws are in full force and effect on and as of the Closing Date without modification or amendment in any respect since June 14, 2002.

5.    Each officer and agent of the Borrower indicated below is authorized and empowered to act in accordance with the resolutions attached hereto as Exhibit A and their specimen signatures are as follows:

Name
President and Chief Executive Officer	/s/ Daniel R. Passeri
Daniel R. Passeri
Senior Vice President of Finance, Chief Financial Officer, Treasurer and Secretary	/s/ Christopher U. Missling
Christopher U. Missling, Ph.D.

6.    Each officer and director of Borrower indicated below has been duly elected and is at present qualified in acting in the office indicated opposite his/her name, and the signatures below are the genuine signatures of such officers and directors:

Name	Title	Signature
Daniel R. Passeri	President and Chief Executive Officer	/s/ Daniel R. Passeri

Christopher U. Missling, Ph.D.	Senior Vice President of Finance, Chief Financial Officer, Treasurer and Secretary	/s/ Christopher U. Missling

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate in the name and on behalf of Borrower and under its corporate seal on and as of the Closing Date.

[SEAL]	/s/ Christopher U. Missling

Christopher U. Missling, Ph.D.

EXHIBIT A

Resolved:

That the President and the Senior Vice President of Finance of the Corporation or either one of them be and hereby are authorized and empowered to borrow up to $7,000,000 under a cash secured loan arrangement with Boston Private Bank & Trust Company (“Boston Private”); and

Resolved:

That the President and the Senior Vice President of Finance or either one of them be and hereby are authorized and empowered to enter into and execute on behalf of the Corporation the First Amendment of the Loan Agreement, the Secured Revolving Time Note and Security Agreement on terms substantially similar to those described in Exhibit A; and

Resolved:

That the President and the Senior Vice President of Finance or either one of them be and hereby are authorized and empowered to enter into a Pledged Cash Account with Boston Private on behalf of the Corporation; and

Resolved:

That until Boston Private receives notice in writing of any change or limitations of authority of the President or Senior Vice President of Finance of the Corporation, Boston Private is authorized to rely upon the authority and power set forth in these resolutions; and

Resolved:

That either of the officers authorized by the foregoing Resolutions, acting singly, may by written instrument furnished to the Secured Party delegate to any other officer or person the same authority which is vested singly and individually by said Resolutions in the officer(s) so delegating authority, which written delegation shall be in such form as may requested by Boston Private and may be subject to such restrictions and limitations as may be indicated thereon.